UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2017

Industrial Property Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55376	61-1577639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry Into a Material Definitive Agreement.

As previously disclosed by Industrial Property Trust Inc. (the “Company”) in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 25, 2017 (the “Prior Report”), two wholly-owned subsidiaries of the Company, IPT BTC II GP LLC (the “General Partner”) and IPT BTC II LP LLC (the “IPT Limited Partner” and, together with the General Partner, the “IPT Partners”) are partners in the Build-To-Core Industrial Partnership II LP (the “BTC II Partnership”). As disclosed in the Prior Report, the IPT Partners own a 13% interest in the BTC II Partnership, BCG BTC II Investors LLC (the “BCG Limited Partner”), an affiliate of the Company’s advisor, Industrial Property Advisors LLC (the “Advisor”), owns 2%, Industrial Property Advisors Sub IV LLC (the “Special Limited Partner”), a wholly-owned subsidiary of the Advisor, owns a special limited partnership interest, and bcIMC (College) US Realty Inc., bcIMC (Municipal) US Realty Inc., bcIMC (Public Service) US Realty Inc., bcIMC (Teachers) US Realty Inc., bcIMC (WCB) US Realty Inc., bcIMC (WCBAF) Realpool Global Investment Corporation , bcIMC (Hydro) US Realty Inc. and QuadReal US Holdings, Inc. (collectively, the “QuadReal Limited Partner”) collectively own the remaining 85% interest in the BTC II Partnership.

Pursuant to the Agreement of Limited Partnership of the BTC II Partnership (the “BTC II Partnership Agreement”), the General Partner will provide, directly or indirectly by appointing an affiliate or a third party, acquisition and asset management services and, to the extent applicable, development management and development oversight services (the “Advisory Services”). As compensation for providing the Advisory Services, the BTC II Partnership will pay the General Partner, or its designee, certain fees in accordance with the terms of the BTC II Partnership Agreement. On May 19, 2017, the General Partner and Industrial Property Advisors Sub III LLC (the “Advisor Sub”), a wholly-owned subsidiary of the Advisor, entered into that certain agreement (the “Services Agreement”), pursuant to which the General Partner appointed the Advisor Sub to provide the Advisory Services, and the General Partner has assigned to the Advisor Sub certain fees payable pursuant to the BTC II Partnership Agreement for providing the Advisory Services. As a result of the payment of the fees pursuant to the Services Agreement, the fees payable to the Advisor pursuant to that certain Fourth Amended and Restated Advisory Agreement, dated as of August 12, 2016, by and among the Company, the Advisor and Industrial Property Operating Partnership LP (the “Advisory Agreement”) will be reduced by the product of (i) the fees actually paid to the Advisor Sub pursuant to the Services Agreement, and (ii) the percentage interest of the BTC II Partnership owned by the Company or any entity in which the Company owns an interest. Accordingly, the aggregate of all fees paid to the Advisor Sub for providing the Advisory Services to the BTC II Partnership will not, with respect to the interests held by the Company or any entity in which the Company owns an interest, exceed the aggregate amounts otherwise payable to the Advisor Sub pursuant to the Advisory Agreement.

Further, the Services Agreement provides that it will terminate upon termination of the Advisory Agreement with the exception that if the Advisory Agreement is terminated other than for “cause,” the Advisor Sub has the right, in its sole discretion, to require the General Partner to admit the Advisor Sub as an administrative general partner of the BTC II Partnership. If the Advisor Sub becomes the administrative general partner, then the Services Agreement will terminate and the Advisor Sub will continue to provide the Advisory Services and receive the same fees as those to which the Advisor Sub had been entitled under the Services Agreement prior to its termination. If the Advisor Sub becomes the administrative general partner of the BTC II Partnership, then the Advisor Sub will have the right to jointly propose any “major decisions” with the General Partner pursuant to the BTC II Partnership Agreement but will not otherwise control or manage the BTC II Partnership.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements (such as those concerning the potential future payments to the Advisor Sub and distributions to the General Partner and the Special Limited Partner by the BTC II Partnership) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, those risks set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as amended or supplemented by the Company’s other filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and actual results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL PROPERTY TRUST INC.

May 25, 2017	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Managing Director, Chief Financial Officer

2